Exhibit 99.(g)(9)

INVESTMENT SUB-ADVISORY AGREEMENT

This Investment Sub-Advisory Agreement (this “Agreement”) dated as of __________, 2014 is among Little Harbor Advisors, LLC (the “Investment Manager”), Revolution Capital Management LLC (the “Portfolio Adviser”), and Little Harbor MultiStrategy Composite Fund, a Delaware statutory trust (the “Fund”) that is registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).  In consideration of the promises and mutual covenants contained herein, the Investment Manager, the Portfolio Adviser and, with respect to Section 3(c), 5, 6 and 10 only, the Fund agree as follows:

1.

Appointment; Description of Sub-Advisory Services.

(a)

In accordance with and subject to the Investment Management Agreement dated as of June 11, 2014 (the “Management Agreement”) between the Fund and the Investment Manager, the Investment Manager hereby appoints and authorizes the Portfolio Adviser to act as sub-adviser with respect to a portion of the Fund held in a sub-account on the records of the Fund’s custodian (the “Sub-Account”).  The Portfolio Adviser hereby accepts such appointment subject to the terms of this Agreement.

(b)

The Portfolio Adviser shall regularly provide the Investment Manager and the Fund with respect to Fund assets in the Sub-Account (the “Portfolio Assets”) with investment research, advice, management and supervision, and the Portfolio Adviser shall furnish to the Investment Manager and the Fund a continuous investment program for the Portfolio Assets consistent with (i) the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s registration statement on Form N-2 filed with the Securities and Exchange Commission’s Electronic Data-Gathering, Analysis, and Retrieval (EDGAR) system (the “Registration Statement”), and (ii) the Portfolio Adviser’s investment strategy as described in the Registration Statement.  Subject to the supervision of the Fund’s Trustees and the Investment Manager, as well as the investment guidelines as described in the Registration Statement (collectively, the “Investment Guidelines”), the Investment Manager grants the Portfolio Adviser full discretion as to all investment decisions regarding the Portfolio Assets, including the authority to (i) buy, sell, transfer and hold for investment, or otherwise deal in, cash and Financial Instruments (as such term is defined in Appendix A) in the Sub-Account, and (ii) exercise in the Portfolio Adviser’s discretion all rights, powers, privileges and other incidents of ownership with respect to Financial Instruments in the Sub-Account; provided, however, that the Investment Manager may determine and then direct the Portfolio Adviser to invest the Portfolio Assets in any collective investment fund that the Portfolio Adviser, or one of its affiliates, manages or serves as general partner or manager, notwithstanding the delegation of full discretionary authority to the Portfolio Adviser in this Section 1.

2.

Special Provisions Applicable to the Services Provided.  With respect to the services provided by the Portfolio Adviser pursuant to Section 1 of this Agreement:

(a)

The Portfolio Adviser may not (i) transfer any Portfolio Asset into an account or sub-account at any custodian, other than the Sub-Account, without the Fund’s written authorization, or (ii) without the express written consent of the Investment Manager, employ in

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managing the Portfolio Assets any investment strategy materially different from the Portfolio Adviser’s investment strategy as described in the Registration Statement;

(b)

The Portfolio Adviser shall not be responsible for any expenses of the Fund relating to trading the Portfolio Assets, including brokerage commissions, custodial fees, service fees, legal fees and expenses attempting to protect or enhance the value of the Financial Instruments in the Sub-Account, and any amounts due on Portfolio Asset-related loans and debit balances or, if Portfolio Assets are invested in any collective investment fund, unless otherwise agreed by the Portfolio Adviser, the Fund’s share of the collective investment fund’s expenses and profit allocations. Subject to the immediate preceding sentence, the Portfolio Adviser, at its expense, shall (i) establish, monitor and oversee the risk profile and compliance with the Investment Guidelines of the Portfolio Assets, taken as a whole, and (ii) supply the Investment Manager and, if specifically requested, the Trustees and officers of the Fund, with all information and reports reasonably required by them relating to the services provided by the Portfolio Adviser hereunder;

(c)

Notwithstanding anything in this Agreement to the contrary, the Portfolio Adviser shall not have any authority to take or have possession of any Fund asset or to direct delivery of any Fund asset or payment of any funds held in the Sub-Account to itself, or to direct any disposition of any Fund asset or funds, except (i) to the Fund, (ii) for counter-value, or (iii) as provided in Section 2(b) of this Agreement;

(d)

The Investment Manager appoints the Portfolio Adviser as agent and attorney-in-fact to the Investment Manager, which is the agent and attorney-in-fact to the Fund, in each case with full power and authority to (i) buy, sell and otherwise deal in Financial Instruments and contracts relating to the same for the Sub-Account, (ii) unless specifically directed in writing by the Investment Manager or the Fund, exercise all voting rights and take all corporate actions with respect to every Financial Instrument in the Sub-Account, and (iii) do and perform every act necessary and proper to be done in the exercise of the powers granted to it pursuant to this Agreement as fully as the Investment Manager, as agent and attorney-in-fact of the Fund, might or could do if personally present;

(e)

The Investment Manager acknowledges that, notwithstanding anything in this Agreement to the contrary: (i) the Portfolio Adviser is not making, and has not made, any express or implied guarantee that it will achieve any investment objective, including the investment objective described in the Registration Statement and (ii) the Investment Manager understands the risks of the Portfolio Adviser’s investment strategy with respect to the Portfolio Assets, including the risk that the Portfolio Assets could suffer substantial diminution or total loss in value, and the Fund has the financial resources to accept that risk;

(f)

Except as may otherwise be agreed to by the parties, the value of each Financial Instrument or currency in the Sub-Account will be equal to its then-current market value or determined as otherwise provided in accordance with procedures adopted from time to time by the Trustees of the Fund, and the value of the Portfolio Assets will be the “current net asset value” of the Portfolio Assets, taken as a whole;

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(g)

The Investment Manager shall promptly notify the Portfolio Adviser in writing if at any time: (i) there has been a change in the Fund’s circumstances, financial or otherwise, that may cause the Fund to breach any agreement to which it is a party, violate any applicable law or regulation, or materially affect or alter the Fund’s investment objective with respect to the Portfolio Assets; (ii) the Investment Manager considers any investment advice provided or investment selected by the Portfolio Adviser that relates to the Portfolio Assets to violate the Investment Guidelines; and (iii) the Investment Manager considers the Portfolio Adviser’s proxy voting policies to violate any law, rule, regulation or proxy voting guidelines applicable to the Fund, the Portfolio Assets or the Sub-Account;

(h)

The Investment Manager shall promptly furnish, or use its best efforts to cause the Fund to furnish, to the Portfolio Adviser all data and other information the Portfolio Adviser may reasonably request in the performance of its duties and obligations hereunder; provided, that the Portfolio Adviser acknowledges that the Investment Manager shall not be responsible for the completeness and accuracy of data and information prepared and/or furnished by a person other than the Investment Manager or prepared and furnished by the Investment Manager, in whole or in part, in reliance on data and other information prepared by another person;

(i)

The Investment Manager acknowledges that before or at the time that the Investment Manager executed this Agreement, it received a copy of the Portfolio Adviser’s Form ADV, Part 2A and Part 2B;

(j)

The Portfolio Adviser may rely on the services of other persons, including brokers, dealers, foreign currency dealers, and futures commission merchants, but not including investment sub-advisers, and the Portfolio Adviser is responsible only for the reasonable selection of such other persons.  The Portfolio Adviser may, on the Fund’s behalf, pay a commission to any broker or dealer that also provides “brokerage” and “research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Investment Manager, the Fund and/or the other accounts over which the Portfolio Adviser or its affiliates exercise investment discretion, in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Portfolio Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer;

(k)

Unless expressly directed in writing by the Investment Manager, the Portfolio Adviser may not invest any portion of the Portfolio Assets in any collective investment fund that the Portfolio Adviser, or one of its affiliates, manages or serves as general partner or manager;

(l)

To the extent required by Rule 17(a)-10 under the 1940 Act and other applicable law, the Portfolio Adviser may not, without the express written consent of the Investment Manager, which consent may be withheld or withdrawn at any time for any reason or no reason, consult with any other investment sub-adviser to the Fund, or any affiliated person of such sub-adviser (as such term is defined in Section 2(a)(3) of the 1940 Act), about securities transactions of the Fund or any portion thereof;

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(m)

The Portfolio Adviser may manage the assets of other persons, including other collective investment funds, with different objectives, and thus, the Portfolio Adviser may acquire or dispose of an instrument for such other persons while doing the opposite for the Fund, or allocate investment opportunities to such other persons while not allocating such opportunities to the Fund; and

(n)

The Investment Manager hereby authorizes any entity or person associated with the Portfolio Adviser that is a member of a national securities exchange to effect any transaction on the exchange for any Sub-Account that is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Investment Manager on behalf of the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).  Notwithstanding the foregoing, the Portfolio Adviser will not deal with itself, or with any of the Trustees of the Fund or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the Fund, and the Portfolio Adviser will not purchase, on behalf of the Fund, any securities from an underwriting or selling group in which the Portfolio Adviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Portfolio Adviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and the Portfolio Adviser will comply with all other provisions of the Fund’s Declaration of Trust and By-Laws and the Registration Statement relative to the Portfolio Adviser and its directors, members and officers.

3.

Representations and Warranties.

(a)

The Portfolio Adviser represents and warrants to the Investment Manager and, with respect to (v) below, the Fund that:

(i)

It is registered as an “investment adviser” under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

(ii)

It is registered, or is not required to be registered, as a “commodity trading adviser” under the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and is a member, or is not required to be a member, of the National Futures Association;

(iii)

It has the authority, and has received all necessary consents, authorizations and other permissions necessary to enter into this Agreement and perform the services described in Section 1 of this Agreement as contemplated herein;

(iv)

The information in its Form ADV on file with the Investment Adviser Registration Depository is true, correct and complete and not misleading; and

(v)

The information in the Registration Statement describing the Portfolio Adviser, its investment strategies, principals and employees that has been reviewed and approved by the Portfolio Adviser is true, correct and complete and not misleading.

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For so long as the Portfolio Adviser is performing such services as described in Section 1 of this Agreement, the Portfolio Adviser shall notify the Investment Manager promptly (or, with respect to Section 3(a)(iv), only at such time and in such manner as is required by the instructions to Form ADV) at any time any of such representations and warranties in this Section 3(a) is no longer true and correct or, with the passing of time, no longer would be true or correct, in any material respect.

(b)

The Investment Manager represents and warrants to the Portfolio Adviser that:

(i)

It is registered as an “investment adviser” under the Advisers Act, is registered or not required to be registered as a “commodity pool operator” under the Commodity Exchange Act, is registered or not required to be registered as a “commodity trading adviser” under the Commodity Exchange Act, and is a member or not required to be a member of the National Futures Association; and

(ii)

It has the authority, and has received all necessary consents, authorizations and other permissions necessary to enter into this Agreement and perform its obligations described herein, including permission to engage the Portfolio Adviser as an investment sub-adviser with respect to the Fund.

For so long as the Portfolio Adviser is performing such services as described in Section 1 of this Agreement, the Investment Manager shall notify the Portfolio Adviser promptly if at any time any of such representations and warranties in this Section 3(b) is no longer true and correct or, with the passing of time, no longer would be true or correct, in any material respect.

(c)

The Fund represents and warrants to the Portfolio Adviser that:

(i)

The Fund is registered under the 1940 Act as a management investment company pursuant to the Registration Statement; each shareholder of the Fund who may be a “client” of the Portfolio Adviser for purposes of Section 205 of the Advisers Act and Rule 205-3 thereunder is a “qualified client,” as such term is defined Rule 205-3(d)(1) under the Advisers Act; and the Fund has elected to be, and is, taxed as a “regulated investment company” in accordance with subchapter M of the Internal Revenue Code of 1986, as amended;

(ii)

The information in the Registration Statement (other than information concerning the Portfolio Adviser, its investment strategies, principals and employees that has been reviewed and approved by the Portfolio Adviser) is true, correct and complete and not misleading;

(iii)

The Fund is the sole owner of the Portfolio Assets and the Sub-Account, and it holds them free and clear of any liens and other restrictions; and

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(iv)

No person other than the Investment Manager or, acting collectively, the Trustees of the Fund, has any authority to acquire or dispose of any asset in the Sub-Account.

For so long as the Portfolio Adviser is performing such services as described in Section 1 of this Agreement, the Fund shall notify the Portfolio Adviser promptly if at any time any of such representations and warranties in this Section 3(c) is no longer true and correct or, with the passing of time, no longer would be true or correct, in any material respect.

4.

Fees.  The Investment Manager shall pay to the Portfolio Adviser such fees and expenses and on such terms as described in the Fee Schedule attached hereto in Appendix B.  The Portfolio Adviser acknowledges that the Fund has no obligation to pay compensation due to the Portfolio Adviser under this Agreement.

5.

Liability/Indemnification.  The Portfolio Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and the Portfolio Adviser shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Portfolio Adviser against any liability to the Investment Manager or the Fund to which the Portfolio Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.  As used in this Section 5, the term “Portfolio Adviser” shall include any affiliates of the Portfolio Adviser performing services for the Fund and/or the Investment Manager contemplated hereby and the partners, shareholders, directors, officers and employees of the Portfolio Adviser and such affiliates.  Notwithstanding the forgoing, nothing herein shall limit, modify, terminate or supersede any right to indemnification that the Portfolio Adviser may have under the Fund’s Declaration of Trust and By-Laws, as each may be amended, or as provided in any limited partnership agreement of a collective investment fund (or similar governance agreement) and/or subscription agreement(s) to a collective investment fund, in which the Fund may invest.

6.

Confidentiality.  The Portfolio Adviser shall not disclose to any person any information that it receives from the Investment Manager or the Fund in connection with this Agreement or its management of the Portfolio Assets or the Sub-Account, or that it provides to the Investment Manager or the Fund and relates solely to the Fund, the Portfolio Assets or the Sub-Account.  Neither the Investment Manager nor the Fund, nor any agent of the Fund while acting on the Fund’s behalf shall disclose to any person any holdings attributable to any specific collective investment fund in which the Fund may from time to time invest, except as required by law, and neither the Investment Manager nor the Fund may use any investment-related information that it receives from the Portfolio Adviser other than with respect to the management of the Fund’s assets, the Fund or the Sub-Account.  Notwithstanding the foregoing, (a) no party is required to keep confidential any information that (i) it is required to disclose in order to comply with any federal or state securities or tax law, (ii)  it receives from a third person  unless the party knows or should know that the third person has an obligation to maintain such information in confidence, or (iii) becomes generally available to the public other than as a result

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of disclosure by such party, and (b) any party may disclose any advice or other information that it is otherwise prohibited from disclosing pursuant to this Section 6 to (i) any person who provides advice or other services to such party and is subject to a contractual or professional obligation to hold such advice or other information in confidence, (ii) any government, regulatory or self-regulatory authority pursuant to any formal or informal request, and (iii) any person at least 2 years after termination of this Agreement.

7.

Amendment/Assignment.  This Agreement, including any Appendices referenced herein, may not be amended, except as agreed in writing by the parties hereto.  The Investment Manager may not assign this Agreement, except upon 30 days’ prior written notice to the Portfolio Adviser.  The Portfolio Adviser may not assign this Agreement without the prior consent of each of the Investment Manager and the Fund.  For the purposes of the immediately preceding sentence, “assign” shall have the same meaning as given in Section 2(a)(4) of the 1940 Act.

8.

Term and Termination.

(a)

This Agreement will become effective on the date the Fund commences investment operations and shall continue until it is terminated.

(b)

Notwithstanding any other term of this Agreement, this Agreement shall terminate without notice to the Portfolio Adviser 2 years after the inception date, or at each anniversary date thereafter, unless renewal is approved by the Trustees or the shareholders of the Fund in accordance with the 1940 Act.

(c)

This Agreement may be terminated by the Investment Manager at any time, without the payment of any penalty, on 60 days’ prior written notice to the Portfolio Adviser.  This Agreement may be terminated by the Portfolio Adviser at any time, without the payment of any penalty, on 180 days’ prior written notice to the Investment Manager.

(d)

This Agreement will terminate at such time as the Management Agreement terminates.  The Investment Manager shall promptly notify the Portfolio Adviser of the earliest to occur of the following events: (i) this Agreement terminates pursuant to this Section 8(d), (ii) the Investment Manager has notified the Fund of its intent to terminate the Management Agreement, and (iii) the Fund has notified the Investment Manager of its intent to terminate the Management Agreement.  Any notice provided to the Portfolio Adviser pursuant to this Section 8(d) shall include the date, or the intended date, of termination of the Management Agreement, as the case may be.

(e)

 Notwithstanding any termination of this Agreement, the Portfolio Adviser shall be entitled to any and all compensation due to the Portfolio Adviser as provided in this Agreement until such time as the Portfolio Adviser no longer is providing any services under Section 1 of this Agreement and no longer owes any fiduciary duty to the Fund, the Portfolio Assets or the Sub-Account.

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(f)

Notwithstanding any termination of this Agreement pursuant to this Section 8, the following sections of their Agreement shall survive: Sections 5, 6, 7, 8(e), 10, and 11.

9.

Notices.  Any notice required by this Agreement shall be in writing and sent by electronic mail or other form of electronic communication.  Any such notice shall be sent to the person at the address below or as otherwise provided by the intended recipient.  Each party acknowledges that the other party cannot guarantee the integrity, confidentiality or security of any information sent to it by electronic mail or other form of electronic communication, notwithstanding any reasonable precautions taken by the other party or any person acting on its behalf or at its direction.

10.

Recordkeeping.  The Portfolio Adviser shall keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Section 31(a) of, and Rule 31a-3 under, the 1940 Act.  Any records that the Portfolio Adviser maintains for the Investment Manager or the Fund pursuant to this Section 10 are the property of the Investment Manager or the Fund, as the case may be, provided that if such records also relate to clients or other accounts of the Portfolio Adviser other than the Fund, the Investment Manager and Fund shall have joint property interest in the records.  The Portfolio Adviser shall promptly provide to the Investment Manager or the Fund copies of any of such records upon either’s written request.  The Portfolio Adviser shall arrange for the preservation of the records required to be maintained by Section 31(a) of, and Rule 31a-1(f) under, the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

11.

Other Activities.  During the term of this Agreement, the Portfolio Adviser and its affiliates may manage the assets of, and offer investment products and investment management services to, persons other than the Fund.  In addition, nothing in this Agreement shall limit or restrict the right of any director, manager, officer, or employee of the Portfolio Adviser, even if he or she also is a director, manager, trustee, officer or employee of the Investment Manager or the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, or to limit or restrict the right of the Portfolio Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.

12.

No Third-Party Beneficiary.  Neither party hereto intends for this Agreement to benefit any person not expressly identified as a third-party beneficiary in this Agreement.

13.

Binding Effect.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

14.

Governing Law.  This Agreement shall be construed and interpreted in accordance with the law of the Commonwealth of Massachusetts applicable to agreements entered into and performed entirely within the Commonwealth of Massachusetts.

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15.

Headings for Reference Only.  Headings preceding the text and sections of this Agreement have been inserted solely for convenience of reference and shall not be construed to affect its meaning, construction, or effect.

16.

Entire Agreement.  This Agreement, including the Appendices hereto, and the exclusive-relationship letter agreement between the Investment Manager and Portfolio Adviser, dated of an even date herewith, comprise the entire agreement among the parties and supersede all prior negotiations, correspondence, agreements, and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date herein set forth above.

[Intentionally Left Blank]

Signature Page to Follow

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LITTLE HARBOR ADVISORS, LLC

By:

__________________________

John Hassett

Authorized Person

Address:

America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

jhassett@littleharboradvisors.com

REVOLUTION CAPITAL MANAGEMENT LLC

By:

__________________________

Name:  ____________________

Title:    ____________________

Address:

________________________________________

For Section 3(c), Section 5, Section 6 and Section 10 only:

LITTLE HARBOR MULTISTRATEGY COMPOSITE FUND

By:

__________________________

Name:  ____________________

Title:    ____________________

Address:

c/o Little Harbor Advisors, LLC

America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

jhassett@littleharboradvisors.com

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APPENDIX A

Certain Definitions

“Financial Instruments” means any asset of any kind whatsoever other than cash, and shall include: (a) all instruments held in or credited to the Sub-Account, (b) all financial assets and all security entitlements with respect to all financial assets from time to time credited to the securities accounts comprising the Sub-Account, and all financial assets, and all dividends, distributions, return of capital, interest, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets held in or credited to the Sub-Account, (c) all other investment property (including all (i) securities, whether certificated or uncertificated, (ii) security entitlements, (iii) securities accounts, (iv) swap agreements, options and futures, and (v) foreign currency), the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property held in or credited to the Sub-Account, and (d) all proceeds of, collateral for, income, and supporting obligations relating to, any and all of the foregoing held in or credited to the Sub-Account.

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APPENDIX B

Fees Schedule

Pursuant to Section 4 of this Agreement, the Investment Manager shall pay the Portfolio Adviser an amount equal to the “Portfolio Adviser’s Share” of 70 percent of each of the amount of the Management Fee and any Incentive Fee (as each are defined in the Registration Statement; provided, that the Management Fee will not be less than 2% and any the Incentive Fee will not be less than 20%) received by the Investment Manager from the Fund pursuant to the Management Agreement.  For purposes of this Appendix B, “Portfolio Adviser’s Share” on any day means the percentage equal to the net asset value of the Portfolio Assets divided by the net asset value of the Fund, each determined as of the close of business on such day but prior to taking into account any subscriptions and redemptions on that date.

All amounts payable to the Portfolio Adviser pursuant to Section 4 of this Agreement will be paid by the Investment Manager within 10 days of receipt of any Management Fee and/or Incentive Fee received by the Investment Manager under the Management Agreement.

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